Exhibit 1.1

COEUR MINING, INC.

$100,000,000 Shares of
 Common Stock
($0.01 Par Value Per Share)

ATM EQUITY OFFERINGSM SALES AGREEMENT

February 23, 2023

BMO Capital Markets Corp.
151 W 42nd Street
New York, NY 10036

RBC Capital Markets, LLC
200 Vesey Street, 8th Floor
Brookfield Place New York
New York, New York 10281

Ladies and Gentlemen:

Coeur Mining, Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with BMO Capital Markets Corp. (the “BMO”) and RBC Capital Markets, LLC (“RBC”, and together with BMO, the “Agents” and each individually, an “Agent”) with respect to the issuance and sale from time to time by the Company of shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), having an aggregate offering price of up to One Hundred Million United States Dollars ($100,000,000) (the “Maximum Amount”) through or to the Agents, as sales agents or principals, on the terms and subject to the conditions set forth in this Agreement.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (Registration No. 333-262799) covering the public offering and sale of certain securities of the Company, including the Shares (the “registration statement”), under the Act and the rules and regulations of the Commission thereunder (collectively, the “Rules and Regulations”).  The Registration Statement (as defined below) sets forth the material terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business.  Except where the context otherwise requires, the term “Registration Statement” means the registration statement, as amended by any post-effective amendments thereto at the time of the registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to each Agent, as well as any new registration statement or post-effective amendment as may have been filed pursuant to Section 3(h) or (i) of this Agreement, including (i) the exhibits and any schedules thereto and all documents filed as a part thereof or incorporated, or deemed to be incorporated, by reference therein pursuant to Item 12 of Form S-3 under the Act at such time and (ii) any information or documents contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C of the Rules and Regulations, to be part of the registration statement at the effective time.  Except where the context requires, the term “Base Prospectus” means the prospectus filed as part of the Registration Statement, as amended in the form in which it has been filed most recently with the Commission, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act.  Except where the context otherwise requires, the term “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be prepared and filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required under the Act or agreed to by the Company and each Agent), in the form furnished by the Company to the Agents in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act.  Except where the context otherwise requires, the term “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the last sentence of Section 3(cc) and filed in accordance with the provisions of Rule 424(b) of the Rules and Regulations), together with the Base Prospectus attached to or used with the Prospectus Supplement.  “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(g).  Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus and any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated, or deemed to be incorporated, by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement or the date of the Base Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

The Company confirms its agreement with each Agent as follows:

1.           Sale and Delivery of the Shares.

(a)          Agency Transactions.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each of the Agents agree that the  Company may issue and sell the Shares through an Agent, as sales agent for the Company for the purpose of soliciting purchases of the Shares from the Company pursuant to this Agreement (an “Agency Transaction”) as follows:

(i)          The Company may, from time to time, propose to an Agent determined in the sole discretion of the Company (the “Designated Agent”) the terms of an Agency Transaction by means of a written notice or by a telephone call (confirmed promptly by electronic mail in a form substantially similar to Exhibit A hereto (an “Agency Transaction Notice”)) from any of the individuals listed as authorized representatives of the Company on Schedule 1 hereto (each, an “Authorized Company Representative”), such proposal to include: the trading day(s) for the New York Stock Exchange (the “Exchange”) (which may not be a day on which the Exchange is scheduled to close prior to its regular weekday closing time) on which the Shares are to be sold (each, a “Trading Day”); the maximum number of Shares that the Company wishes to sell in the aggregate and on each Trading Day (the “Placement Shares”); and the minimum price at which the Company is willing to sell the Shares (the “Floor Price”).

(ii)         If such proposed terms for an Agency Transaction are acceptable to the Designated Agent, it shall promptly confirm the terms by countersigning the Agency Transaction Notice for such Agency Transaction and emailing it to an Authorized Company Representative. The Agency Transaction Notice shall be effective unless and until (i) the Designated Agent, in accordance with the notice requirements set forth in Section 1(a)(iv) below, suspends or terminates the Agency Transaction Notice for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 1(a)(iv) below, the Company suspends or terminates the Agency Transaction Notice for any reason, in its sole discretion, (iv) the Company issues a subsequent Agency Transaction Notice with parameters superseding those on the earlier dated Agency Transaction Notice, or (v) this Agreement has been terminated under the provisions of Section 6.

(iii)         Subject to the terms and conditions hereof, each Designated Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the Shares designated in, and subject to the terms of, such Agency Transaction Notice.  No Designated Agent shall sell any Share at a price lower than the Floor Price.  The Company acknowledges and agrees with each Designated Agent that (x) there can be no assurance that the Designated Agent will be successful in selling all or any of such Shares, (y) the Designated Agent shall incur no liability or obligation to the Company or any other person or entity if it does not sell any Shares for any reason and (z) the Designated Agent shall be under no obligation to purchase any Shares on a principal basis pursuant to this Agreement (except in the case of a Principal Transaction (as defined below) pursuant to this Agreement and the relevant Terms Agreement (as defined below)).

(iv)        The Company, acting through an Authorized Company Representative, or the applicable Designated Agent under the Agency Transaction Notice may, upon notice to the other party hereto by writing or by telephone (confirmed promptly by electronic mail), suspend an offering of the Shares for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(v)         If the terms of any Agency Transaction as set forth in an Agency Transaction Notice contemplate that the Shares shall be sold on more than one Trading Day, then the Company and the Designated Agent shall mutually agree to such additional terms and conditions as they deem necessary in respect of such multiple Trading Days, and such additional terms and conditions shall be binding to the same extent as any other terms contained in the relevant Agency Transaction Notice.

(vi)        Each Agent, as a sales agent in an Agency Transaction, shall not make any sales of the Shares on behalf of the Company, pursuant to this Agreement, other than (x) by means of ordinary brokers’ transactions that qualify for delivery of the Prospectus in accordance with Rule 153 of the Rules and Regulations and meet the definition of an “at the market offering” under Rule 415(a)(4) of the Rules and Regulations and (y) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Agent in writing.

(vii)       The compensation to a Designated Agent for sales of the Shares in an Agency Transaction with respect to which such Designated Agent acts as sales agent hereunder shall be up to 1.5% of the gross sales price per Share sold through such Designated Agent.  The Designated Agent shall provide written confirmation to the Company (which may be provided by email to an Authorized Company Representative) following the close of trading on the Exchange on each Trading Day on which Shares are sold in an Agency Transaction under this Agreement, setting forth (i) the number of Shares sold on such Trading Day, (ii) the gross offering proceeds received from such sales, (iii) the commission payable by the Company to the Designated Agent with respect to such sales and (iv) the net offering proceeds (being the gross offering proceeds for such sales less the commission payable for such sales and less any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental entity or self-regulatory organization in respect of such sales) (the “Net Offering Proceeds”).

(viii)      Settlement for sales of the Shares in an Agency Transaction pursuant to this Agreement shall occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, an “Agency Settlement Date”).  On each Agency Settlement Date, the Shares sold through the Designated Agent in Agency Transactions for settlement on such date shall be issued and delivered by the Company to such Designated Agent against payment by such Designated Agent to the Company of the Net Offering Proceeds from the sale of such Shares.  Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the Designated Agent’s or its designee’s account (provided that the Designated Agent shall have given the Company written notice of such designee prior to the relevant Agency Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same-day funds delivered to the account designated by the Company.  If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Agency Settlement Date, the Company shall (i) indemnify and hold the Designated Agent harmless against any loss, claim, damage, or expense (including, without limitation, reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay the Designated Agent any commission, discount or other compensation to which it would otherwise be entitled absent such default.

(b)          Principal Transactions.  If the Company wishes to issue and sell the Shares other than as set forth in subsection (a) of this Section 1 (each, a “Principal Transaction”), the Company will notify the Agents of the proposed terms of such Principal Transaction.  If any Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Agent(s) and the Company will enter into an agreement in substantially the form of Exhibit B hereto (each, a “Terms Agreement”) that sets forth the terms of such Principal Transaction, including, without limitation, the time, date and place of delivery of and payment for the Shares to be sold pursuant to such Principal Transaction (each of such date and each Agency Settlement Date, a “Settlement Date”).  The terms set forth in a Terms Agreement shall not be binding on the Company or the Agent(s) unless and until each of the Company and the applicable Agent(s) has executed such Terms Agreement accepting all of such terms.  The commitment of the applicable Agent(s) to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.  In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement shall control.

(c)          Maximum Number of Shares.  Under no circumstances shall the Company propose to any Agent, or any Agent effect, a sale of Shares in an Agency Transaction or a Principal Transaction pursuant to this Agreement if such sale would (i) cause the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement to exceed the Maximum Amount, (ii) cause the number of Shares sold to exceed the number of shares of Common Stock available for offer and sale under the then effective Registration Statement or (iii) cause the number of Shares sold pursuant to this Agreement to exceed the number of Shares authorized from time to time to be issued and sold pursuant to this Agreement by the Company’s board of directors, or a duly authorized committee thereof, or approved for listing on the Exchange and, in each case referred to in (ii) and (iii), notified to the Agents in writing. In addition, under no circumstances shall the Company propose to any Agent, or any Agent effect, a sale of Shares in an Agency Transaction or a Principal Transaction pursuant to this Agreement at a price lower than the minimum price therefor duly authorized from time to time by the Company and notified to the Agents in writing. The Agents shall have no responsibility for maintaining records with respect to Shares available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Company.

(d)          Regulation M.  If either party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the other party and sales of Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party hereto.

(e)          Material Information. Notwithstanding any other provision of this Agreement, no sales of Shares shall take place, the Company shall not request the sales of any Shares that would be sold and no Agent shall be obligated to sell or offer to sell any Shares during any period in which the Company is, or could be deemed to be, in possession of material non-public information with respect to the Company.

(f)          Continuing Accuracy of Representations and Warranties. Any obligation of a Designated Agent to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the conditions specified in Section 4 of this Agreement.

2.           Representations and Warranties of the Company.  The Company represents and warrants to, and covenants with, each Agent as follows:

(a)          Effectiveness of Registration.  The Registration Statement and any post-effective amendment thereto have become effective.  The Company has responded to all requests, if any, of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.  (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Rules and Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Rules and Regulations, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Rules and Regulations.  The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405 of the Rules and Regulations, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on such Registration Statement.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Rules and Regulations objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to offer and sell the Shares using the Registration Statement.

(b)          Accuracy of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.  (i) At the respective times the Registration Statement and any post-effective amendment thereto became effective, (ii) at each deemed effective date with respect to an Agent pursuant to Rule 430B(f)(2) under the Act, (iii) as of each Time of Sale (as defined below), (iv) at each Settlement Date and (v) at all times during such period as the Prospectus is required by law to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 of the Rules and Regulations or any similar rule) in connection with sales of the Shares (the “Prospectus Delivery Period”), the Registration Statement complied and will comply in all material respects with the Act and the Rules and Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of each Time of Sale and each Settlement Date and at all times during the Prospectus Delivery Period, the Prospectus, as amended or supplemented, complied and will comply in all material respects with the Act and the Rules and Regulations, and, together with all of the then issued Permitted Free Writing Prospectuses, if any, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Base Prospectus (including any amendment thereto) complied when so filed in all material respects with the Rules and Regulations, and the Prospectus (including the Base Prospectus included therein) delivered to the Agents for use in connection with the transactions contemplated by this Agreement is identical to the electronically transmitted copy thereof filed with the Commission on EDGAR, except to the extent permitted by Regulation S-T.  The foregoing representations and warranties in this Section 2(b) do not apply to any statements contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information relating to the Agents furnished in writing to the Company by such Agent specifically for inclusion in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (or any amendment or supplement thereto), which constitutes the information set forth in Schedule 2 hereto.  “Time of Sale” means, (i) with respect to an Agency Transaction, the time of the applicable Agent’s initial entry into contracts with investors for the sale of such Shares and (ii) with respect to a Principal Transaction, the time of sale of such Shares.

(c)          Documents Incorporated by Reference.  The Incorporated Documents, at the time they were or hereafter are filed with the Commission, conformed and will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective, as of each Time of Sale and each Settlement Date and at all times during the Prospectus Delivery Period, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)          Company Not Ineligible Issuer.  (i) At the time of filing the Registration Statement, (ii) at the earliest time that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Shares and (iii) at the date hereof, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).

(e)          Free Writing Prospectuses.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) of the Rules and Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Act and the Rules and Regulations.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Rules and Regulations or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Act and the Rules and Regulations.  Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Shares or until any earlier date that the Company notified or notifies the Agents, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus.  Except for the Permitted Free Writing Prospectuses, if any, the Company has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus.

(f)          Due Incorporation; Subsidiaries.  The Company has been duly incorporated, is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation.  The Company has full corporate power and authority to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus.  The Company is duly licensed or qualified to do business in and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified or be in good standing would not reasonably be expected to have a material adverse effect on the business, properties, assets, business prospects, condition (financial or otherwise), results of operations or capitalization of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).  Each subsidiary has been duly incorporated or formed, is validly existing as a corporation, limited liability company or limited partnership and is in good standing under the laws of its jurisdiction of incorporation or formation.  Each subsidiary of the Company has full corporate, limited liability company or limited partnership power and authority to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus.  Each subsidiary of the company is duly licensed or qualified to do business in and in good standing as a foreign corporation, limited liability company or limited partnership in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(g)          Capitalization.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus.  The outstanding shares of Common Stock and any other outstanding capital stock of the Company have been, and the Shares will be when issued in accordance with this Agreement (in the case of an Agency Transaction) or a Terms Agreement (in the case of a Principal Transaction), duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive, first refusal, or similar right.  The description of the Common Stock included or incorporated by reference in the Registration Statement and the Prospectus is complete and accurate in all material respects.  Except as described in the Registration Statement and the Prospectus, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock of the Company or of any subsidiary of the Company or any such warrants, convertible securities or obligations.  All of the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly authorized and validly issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares), are not be subject to any preemptive, first refusal, or similar right, and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except as described in the Registration Statement and the Prospectus, arising out of the Gold Sale and Purchase Agreement between Franco-Nevada (Barbados) Corporation, Coeur Mexicana, S.A. de C.V., Ocampo Resources, Inc. and Ocampo Services, Inc. dated as of October 2, 2014, or as are not material to the business of the Company or its subsidiaries.

(h)          Financial Statements.  (i) The consolidated financial statements of the Company and its subsidiaries (including the related notes thereto) and schedules included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly the financial condition of the Company and its consolidated subsidiaries as of the date(s) indicated and the results of their respective operations and the changes in their respective cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except as otherwise disclosed in the financial statement footnotes, and the supporting schedules included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

(ii)          Independent Accountant. The accountants who have reported on the financial statements and schedules included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (the “Accountants”), are (i) independent accountants with respect to the Company as required by the Act and the Rules and Regulations and by Rule 3600T of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Act, and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.  Except as described in the Prospectus and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, the Accountants have not engaged in any “prohibited activities” (as defined in Section 10A of the Exchange Act) on behalf of the Company.  The statements included in the Registration Statement with respect to the Accountants pursuant to Rule 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects.

(i)          [Intentionally Omitted]

(j)          No Material Adverse Changes.  Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, there has not been and will not have been a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”).

(k)          Investment Company.  The Company is not, and after giving effect to the offering and sale of the Shares and the use of the proceeds therefrom as described in the Registration Statement and the Prospectus will not be an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(l)          Litigation.  Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending, or to the Company’s knowledge, threatened against or affecting, the Company or any of its subsidiaries or any of their respective officers in their capacity as such, before or by any federal or state court, commission, regulatory body (including, without limitation, the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the Exchange), administrative agency or other governmental body, in each case whether domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any authorization, approval, order, license, certificate, franchise or permit, which revocation or modification would reasonably be expected to have a Material Adverse Effect.  There are no pending investigations known to the Company involving the Company or any of its subsidiaries by any governmental agency having jurisdiction over the Company or any of its subsidiaries or their respective businesses or operations, which investigations would reasonably be expected to have a Material Adverse Effect.

(m)         Necessary Licenses, Compliance with Laws and Regulations and Performance of Obligations and Contracts.  Each of the Company and its subsidiaries has (i) all governmental and other regulatory licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as described in the Prospectus; (ii) complied in all respects with all laws, regulations and orders applicable to it and its business and (iii) performed all obligations required to be performed by it, and is not in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease or other agreement or instrument (individually, a “Contract” and collectively, “Contracts”) to which it is a party or by which its property is bound or affected, except, in each case, where the failure to do so or where such default would not reasonably be expected to have a Material Adverse Effect.  Each Contract was duly authorized, executed and delivered by the Company or the relevant subsidiary of the Company, constitutes valid and binding agreements of the Company or such subsidiary of the Company and are enforceable against the Company or such subsidiary of the Company in accordance with the terms thereof, except, in each case, where the failure to do so or where such default would not reasonably be expected to have a Material Adverse Effect.   To the knowledge of the Company, no other party under any material Contract to which it or its subsidiaries is a party is in default in any respect thereunder or has given written, or, to the knowledge of the officers and directors of the Company, oral, notice to the Company, its subsidiaries or any of their respective officers or directors of such other party’s intention to terminate, cancel or refuse to renew any material Contract.  Each of the Company and its subsidiaries is not in violation of any provision of its certificate of incorporation or by-laws.

(n)          No Consent of Governmental Body Needed.  No consent, approval, authorization, license, registration, qualification, or order of, or any filing or declaration with, any court or arbitrator or governmental or regulatory authority, agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with a Terms Agreement or the taking by the Company of any action contemplated hereby or thereby, except as have been obtained under the Act and such as may be required under state securities or Blue Sky laws or the by-laws and rules of FINRA in connection with the purchase and distribution by the Agents of the Shares to be sold by the Company hereby or thereby.

(o)          Agreement Duly Authorized and No Breach of Obligations or Charter.  The Company has full corporate power and authority to enter into this Agreement and each Terms Agreement.  This Agreement has been, and any Terms Agreement will have been, duly authorized, executed and delivered by the Company and this Agreement constitutes, and any Terms Agreement will constitute, a valid and binding agreement of the Company enforceable against the Company in accordance with the terms hereof or thereof, as the case may be, except as the enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or general equitable principles.  The execution and delivery by the Company of this Agreement and any Terms Agreement and the performance of this Agreement and any Terms Agreement, the consummation of the transactions contemplated hereby and thereby, and the application of the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds” do not and will not (i) violate the certificate of incorporation or by-laws of the Company or any subsidiary of the Company or (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any subsidiary of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under any Contract to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its subsidiaries (except for such violations, breaches or defaults or liens, charges or encumbrances that would not reasonably be expected to have a Material Adverse Effect).  This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(p)          Documents Described in Registration Statement.  There is no document or Contract of a character required to be described or incorporated by reference in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

(q)          Statistical and Market Data.  All statistical or market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(r)          No Price Stabilization or Manipulation.  Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation, under the Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Shares.

(s)          No Registration Rights.  No holder of securities of the Company has rights to register any securities of the Company as a result of the filing of the Registration Statement or Prospectus or consummation of the transactions contemplated hereby, except for rights that have been duly waived by such holder, have expired or have been fulfilled by registration prior to the date of this Agreement.

(t)          Stock Exchange Listing.  Prior to the first Settlement Date hereunder, the Shares will be duly authorized for listing on the Exchange, subject only to notice of issuance. The Company is not the subject of a de-listing or any other order preventing or suspending trading of any securities of the Company issued by the Exchange, and the Company is, to its knowledge, not aware of any such order being contemplated or threatened by the Exchange.

(u)          Labor Matters.  Except as set forth in the Registration Statement or Prospectus, neither the Company nor any of its subsidiaries:

(i)          is a party to any collective bargaining agreement; or is subject to any application for certification or, to the knowledge of the Company, threatened or apparent union-organizing campaigns for employees not covered under a collective bargaining agreement, except where such application or union-organizing campaigns would not, individually or in the aggregate, have a Material Adverse Effect;

(ii)         is involved in any labor strike, lock-out, slowdown or work stoppage, except where the dispute would not, individually or in the aggregate, have a Material Adverse Effect, and, to the knowledge of the Company, no such dispute is threatened;

(iii)        is subject to any claim for wrongful dismissal, constructive dismissal or any other tort claim, actual or, to the knowledge of the Company, threatened, or any litigation actual, or to the knowledge of the Company, threatened, relating to employment or termination of employment of employees or independent contractors, except for such claims or litigation which individually or in the aggregate would not be reasonably expected to have a Material Adverse Effect;

(iv)        has entered into any written or oral agreement or understanding providing for severance or termination payments to any named executive officer (as such term is used in Regulation S-K, Item 402(a)(3)) in connection with the termination of their position or their employment as a direct result of a change in control of the Company; and

(v)         is in violation or has violated any applicable laws with respect to employment and labor, including, but not limited to, employment and labor standards, occupational health and safety, employment equity, pay equity, workers’ compensation, human rights, labor relations and privacy, and there are no current, pending, or to the knowledge of the Company, threatened proceedings before any court, agency, board or tribunal with respect to any of the areas listed in this subsection 2(u)(v), except where the violation or proceeding would not reasonably be expected to have a Material Adverse Effect.

(v)          Taxes.  Except as set forth in the Registration Statement or Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(i)          each of the Company and its subsidiaries has duly and timely filed all federal, state and foreign income and other tax returns required to be made or prepared by it (each, a “Tax Return” and collectively, the “Tax Returns”), with the appropriate governmental entity or authority and has, in all material respects, completely and correctly reported all income and all other amounts or information required to be reported thereon;

(ii)         has (A) duly and timely paid all Taxes due and payable by it, (B) duly and timely withheld all Taxes and other amounts required by applicable laws to be withheld by it and has duly and timely remitted to the appropriate governmental entity or authority such Taxes and other amounts required by applicable laws to be remitted by it, and (C) duly and timely collected all amounts on account of sales or transfer taxes, including goods and services, harmonized sales and provincial or territorial sales taxes, required by applicable laws to be collected by it and has duly and timely remitted to the appropriate governmental entity or authority any such amounts required by applicable laws to be remitted by it;

(iii)        the charges, accruals and reserves for Taxes reflected on the financial statements referred to in subsection (h) of this Section 2 (whether or not due and whether or not shown on any Tax Return, but excluding any provision for deferred income taxes) are, in the opinion of the Company, adequate under GAAP, as applicable, to cover Taxes with respect to the Company and the subsidiaries accruing through the date hereof;

(iv)        there are no proceedings, investigations, audits, assessments, reassessments or claims now pending or, to the knowledge of the Company, threatened against any of the Company or the subsidiaries that propose to assess Taxes in addition to those reported in the Tax Returns; and

(v)          no waiver of any statutory limitation period with respect to Taxes has been given to, or requested by, a taxing authority with respect to the Company or any of the subsidiaries.

For the purposes of this Agreement, “Tax” and “Taxes” means all taxes, assessments, charges, dues, duties, rates, fees, imposts, levies and similar charges of any kind lawfully levied, assessed or imposed by any governmental entity or authority, including all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes (including, without limitation, taxes relating to the transfer of interests in real property or entities holding interests therein), franchise taxes, license taxes, withholding taxes, payroll taxes, employment taxes, pension plan premiums, excise, severance, social security, workers' compensation, employment insurance or compensation taxes or premium, stamp taxes, occupation taxes, premium taxes, property taxes, harmonized sales taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic (whether provincial, federal, state or local) or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing.

(w)         Insurance.  Each of the Company and its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as it believes is adequate for the conduct of its business and the value of its properties and is customary for companies engaged in similar industries, and all such insurance is in full force and effect.  The Company has no reason to believe that it and its subsidiaries will not be able to (i) renew their existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as currently conducted or proposed to be conducted and at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied where such denial would or has resulted in a Material Adverse Effect.

(x)          Employee Benefit Plans.  Neither the Company nor any of its subsidiaries maintains or contributes to, or has any liability with respect to, a defined benefit plan as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  No plan maintained or contributed to by the Company that is subject to ERISA (an “ERISA Plan”) (or any trust created thereunder) has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) that could subject the Company or any of its subsidiaries to any material tax penalty on prohibited transactions and that has not adequately been corrected.  Each ERISA Plan is in compliance with all operational, reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan, except for any noncompliance that would not result in the imposition of a material tax or monetary penalty.  With respect to each ERISA Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code, either (i) a determination or opinion letter has been issued by the Internal Revenue Service stating that such ERISA Plan and the attendant trust are qualified thereunder or (ii) the remedial amendment period under Section 401(b) of the Code with respect to the establishment of such ERISA Plan has not ended and a determination letter application will be filed with respect to such ERISA Plan prior to the end of such remedial amendment period.  Neither the Company nor any of its subsidiaries has any unsatisfied liability with respect to a “multiemployer plan,” as defined in Section 3(37) of ERISA.

(y)          Title to Intellectual Property.  Except as described in the Registration Statement and the Prospectus, each of the Company and its subsidiaries owns, is licensed or otherwise has adequate rights to use Company technology (including, without limitation, patented, patentable and unpatented inventions and unpatentable proprietary or confidential information, systems or procedures), designs, processes, trademarks, trade secrets, know how, copyrights and other works of authorship, computer programs and technical data and information that are or could reasonably be expected to be material to its business as currently conducted or as currently proposed to be conducted.

(z)          Title to Real and Personal Property.  The Company and each of its subsidiaries has good and marketable title to all properties and assets described or incorporated by reference in the Prospectus as being owned respectively by it, free and clear of all liens, charges, encumbrances or restrictions (other than liens, charges, encumbrances or restrictions arising out of the Gold Sale and Purchase Agreement between Franco-Nevada (Barbados) Corporation, Coeur Mexicana, S.A. de C.V., Ocampo Resources, Inc. and Ocampo Services, Inc. dated as of October 2, 2014), except as described in the Registration Statement and the Prospectus or as are not material to the business of the Company or its subsidiaries.  Each of the Company and its subsidiaries has valid, subsisting and enforceable leases for the properties described or incorporated by reference in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and its subsidiaries.

(aa)        Mining Rights.

(i)          Except as set forth in the Registration Statement, the Palmarejo mine and complex, the Rochester mine, the Kensington mine, the Wharf mine, and the Silvertip mine, each as described in the Registration Statement and the Prospectus (each a “Material Property” and collectively, the “Material Properties”), are the only resource properties that are currently material to the Company in which the Company or the subsidiaries have an interest.

(ii)         The Company directly or through its subsidiaries, holds an interest in fee or freehold title, mining leases, mining concessions, mining claims, exploration permits, prospecting permits, participant interests, conventional property agreements, or proprietary interests or rights, recognized in the jurisdiction in which the Material Properties are located, in respect of the ore bodies and minerals located on the Material Properties in which the Company (through the applicable subsidiary) has an interest under valid, subsisting and enforceable title documents or other recognized and enforceable agreements, contracts, arrangements or understandings, sufficient to permit the Company (through the applicable subsidiary) to explore for and exploit the minerals relating thereto, and all such agreements, contracts, arrangements or understandings in connection with the Material Properties are valid and subsisting and enforceable in accordance with their terms.

(iii)        All material concessions, leases, property agreements and contracts, claims and permits relating to the Material Properties in which the Company (through the applicable subsidiary) has an interest or right have been validly granted, located, approved, executed and recorded or filed in accordance with all applicable laws and are valid, subsisting and enforceable.

(iv)        Except as disclosed in the Registration Statement or the Prospectus, the Company (through the applicable subsidiary) has all necessary surface rights, access rights and other necessary rights and interests relating to the Material Property in which the Company (through the applicable subsidiary) has an interest granting the Company (through the applicable subsidiary) the right and ability to explore for and exploit minerals, ore and metals for development and production purposes as are appropriate in view of the rights and interest therein of the Company or the applicable subsidiary, with only such exceptions as do not materially interfere with the current use made by the Company or the applicable subsidiary of the rights or interest so held, and each of the proprietary interests or rights and each of the agreements, contracts, arrangements or understandings and obligations relating thereto referred to above is currently in good standing in all material respects in the name of the Company or the applicable subsidiary.

(v)         Except as disclosed in the Prospectus, the Company and the subsidiaries do not have any responsibility or obligation to pay any commission, royalty, license, fee, assessment or similar payment to any person with respect to the property rights thereof, except where such fee or payment would not reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate.

(vi)        The Company and the subsidiaries have identified all the material permits, certificates, and approvals (collectively, the “Permits”) which are or will be required for the exploration, development and eventual or actual operation of the Material Properties, which Permits include but are not limited to mine and reclamation permits, access and use grants and permits, environmental assessment certificates, water appropriation and use permits, licenses and applications, land tenures, rezoning or zoning variances and other necessary local, provincial, state and federal approvals; and, except as disclosed in the Registration Statement or the Prospectus, the appropriate Permits have either been received, applied for, or the processes to obtain such Permits have been or will in due course be initiated by the Company or the applicable subsidiaries; and, except as disclosed in the Registration Statement or the Prospectus, neither the Company nor the applicable subsidiaries know of any issue or reason why the Permits should not be approved and obtained in the ordinary course.

(vii)       All assessments or other work required to be performed in relation to the material mining claims and mining rights of the Company and the applicable subsidiary in order to maintain their respective interests therein, if any, have been performed to date and, except as disclosed in the Registration Statement or the Prospectus, the Company and the applicable subsidiary have complied in all respects with all applicable laws in this regard as well as with regard to legal and contractual obligations to third parties in this regard except in respect of mining claims and mining rights that the Company and the applicable subsidiary intend to abandon or relinquish and except for any non-compliance which would not either individually or in the aggregate have a Material Adverse Effect.

(bb)        Mining Practice.  Except as disclosed in the Registration Statement and the Prospectus, all mining operations by the Company and its subsidiaries on the Material Properties have for the past five years been conducted with the exercise of reasonable diligence, skill, care and prudence for mining operations in similar locations under similar circumstances.

(cc)        Technical Reports.  Schedule 2(cc) sets out each applicable current technical report relating to the Material Properties (the “Reports”).  Each Report was at the time of filing compliant, in all material respects, with the requirements of the provisions of subpart 1300 of Regulation S-K under the Securities Exchange Act of 1934, as amended (“SK-1300”).  All scientific and technical information disclosed in the Registration Statement and Prospectus: (i) is based upon information prepared by or under the supervision of, or approved by, a “qualified person” (as such term is defined in SK-1300) and (ii) was true, complete and accurate in all material respects at the time of filing.  The Company made available to the respective authors thereof prior to the issuance of all of the Reports, for the purpose of preparing the Reports, as applicable, all information requested, and no such information contained any misrepresentation as at the time the relevant information was made available.  The Reports, as of their respective dates, accurately and completely set forth all material facts relating to the Material Properties, and as of the date hereof and the date of the Prospectus, there is no new material scientific or technical information concerning any of the Material Properties not included in the Reports.

(dd)        Environmental Matters.  Except as described in the Registration Statement and the Prospectus, and except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:

(i)          each of the Company and its subsidiaries is in compliance in all material respects with all applicable federal, provincial, state, municipal and local laws, statutes, ordinances, regulations and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency, whether domestic or foreign, in each case, relating to the protection of the environment, the processing, use, treatment, storage, disposal, discharge, transport or handling of any pollutants, contaminants, chemicals, substances or industrial wastes classified as toxic or hazardous to human health or the environment (the “Hazardous Substances”), or with respect to Hazardous Substances, occupational health and safety (collectively, the “Environmental Laws”);

(ii)          the Company and its subsidiaries have all permits, licenses, authorizations and approvals required under any applicable Environmental Law (“Environmental Permits”) and are in compliance with all terms and conditions of each Environmental Permit;

(iii)         there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, claims, liens, investigation or proceedings against the Company or any of its subsidiaries, relating to any alleged violation of or liability under Environmental Law;

(iv)         neither the Company nor any of subsidiary has failed to report to the proper governmental authority the occurrence of any event which is required to be so reported by any Environmental Laws;

(v)          neither the Company nor any of its subsidiaries is subject to (A) any Environmental Laws that require or may require any material work, repairs, construction, change in business practices or operations, or any expenditures, including capital expenditures, for facility upgrades to mitigate, control, or limit releases of Hazardous Substances into the environment, environmental investigation and remediation, or corrective actions, except with respect to any remediation obligations required as part of mine reclamation and covered under existing reclamation surety bonds or pursuant to or in accordance with Environment Permits; (B) any written demand, written notice of default, summons, notice of judgment or commencement of proceedings with respect to any alleged violation of or liability arising under Environmental Laws; or (C) any outstanding obligations to remedy, pay compensation, or make any payment in the nature of a fine in relation to any violation of Environmental Laws; and

(vi)         there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries pursuant to any Environmental Laws.

(ee)          Trademarks.  Each of the Company and its subsidiaries owns, or is licensed or otherwise has the full right to use, all material trademarks and trade names that are used in or reasonably necessary for the conduct of their respective businesses as described in the Prospectus.

(ff)          Protection of Intellectual Property.  Each of the Company and its subsidiaries has taken reasonable security measures to protect the secrecy, confidentiality and value of all their Intellectual Property in all material respects.

(gg)          Related Party Transactions.  There are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described or incorporated therein by reference. Without limiting the generality of the immediately preceding sentence, no relationship, direct or indirect, exists between or among the Company or any subsidiary of the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required to be described in the Prospectus and that is not so described or incorporated therein by reference.  Within the last three years, the Company has not, directly or indirectly, extended or maintained credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company in violation of applicable laws, including Section 13(k) of the Exchange Act.

(hh)          No Prohibition on its Subsidiaries from Paying Dividends or Making Other Distributions.  No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock, from repaying to the Company any loans or advances from the Company or from transferring any of its property or assets to the Company or any other subsidiary of the Company of the Company, except as described in the Registration Statement and the Prospectus.

(ii)          Controls and Procedures.

(i)          Disclosure Controls and Procedures.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act), that (A) are designed to ensure that material information required to be disclosed by the Company in the reports it files and submits under the Exchange Act is accumulated and communicated to the management of the Company, including its principal executive officer and its principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made; (B) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the Commission; and (C) are effective in all material respects to perform the functions for which they were established.

(ii)         Internal Control Over Financial Reporting and Internal Accounting Controls.  Except as disclosed in the Registration Statement, the Company maintains (i) “effective internal control over financial reporting” as defined in, and in compliance with, Rules 13a-15 and 15d-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the required information and is prepared in accordance with the Commission's rules and guidelines applicable thereto.

(iii)        No Material Weakness in Internal Controls.  Except as disclosed in the Registration Statement, the Company is not aware of (i) any material weakness in the Company’s internal control over financial reporting (whether or not remediated); (ii) any change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; or (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(jj)          Off-Balance Sheet Transactions.  Except as described in the Registration Statement and the Prospectus, there are no material off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 810), arrangements, obligations (including, without limitation, contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(kk)        Audit Committee.  The Company’s board of directors (the “Board of Directors”) has validly appointed an audit committee whose composition satisfies the requirements of Section 10A of, and Rule 10A-3 under, the Exchange Act, and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of  Section 10A of, and Rule 10A-3 under, the Exchange Act. As of the date of this Agreement, neither the Board of Directors nor the audit committee has been informed, nor is any director of the Company aware, of (i) any significant  deficiency in the design or operation of the Company’s internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or any material weakness in the Company’s internal controls; or (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls.

(ll)          Sarbanes-Oxley.  The Company is, and after giving effect to the offering and sale of the Shares will be, in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder.

(mm)     [Intentionally Omitted]

(nn)       No Unlawful Contributions or Payments.  Neither the Company nor any of its subsidiaries, nor any director, or executive officer of the Company, nor, to the knowledge of the Company, any director, officer, agent, employee or representative of the Company or its subsidiaries or other person associated with or acting on behalf of the Company or its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment of corporate funds or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(oo)       Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(pp)        No Conflicts with Sanctions Laws.  Neither the Company nor any of its subsidiaries, nor any director or executive officer of the Company, nor, to the knowledge of the Company, any director, officer, agent, employee or representative of the Company or its subsidiaries, affiliates or other person associated with or acting on behalf of the Company or its subsidiaries is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as agent, principal, advisor, investor or otherwise) of Sanctions.  For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(qq)        Brokers and Finders.  Neither the Company nor any of its subsidiaries is party to any contract, agreement or understanding with any person (other than this Agreement) that would reasonably be expected to give rise to a valid claim against the Company, any subsidiary of the Company or the Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(rr)         Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ss)         XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Any certificate signed by any officer of the Company and delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company, as the case may be, to the Agents as to the matters covered thereby.

3.           Agreements of the Company.  The Company covenants and agrees with each Agent as follows:

(a)          Amendments and Supplements to the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.  Other than with respect to any reports or documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act, the Company shall not, during the Prospectus Delivery Period, amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, unless a copy of such amendment or supplement thereto (or such document) shall first have been submitted to the Agents within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and the Agents shall not have objected thereto.

(b)          Material Misstatements or Omissions and Other Compliance with Applicable Law.  If, after the date hereof and during the Prospectus Delivery Period, any event or development shall occur or condition shall exist as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus or any Permitted Free Writing Prospectus, or to file any document in order to comply with the Act or the Exchange Act, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the reasonable opinion of the Agents it is otherwise necessary to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or to file any document in order to comply with the Act or the Exchange Act, including, without limitation, in connection with the delivery of the Prospectus, the Company shall promptly (i) notify the Agents of any such event, development or condition (and confirm such notice in writing) and (ii)(x) prepare (subject to subsections (a) and (g) of this Section 3) an amendment or supplement to the Prospectus or such Permitted Free Writing Prospectus, necessary in order to make the statements in the Prospectus or such Permitted Free Writing Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, not misleading or so that the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus, as amended or supplemented, will comply with the Act or the Exchange Act, (y) file with the Commission such amendment, supplement or document in order to comply with the Act or the Exchange Act (and use its best efforts to have such amendment or supplement to be declared effective as soon as possible) and (z) furnish at its own expense to the Agents as many copies as the Agents may reasonably request of such amendment, supplement or document. The Company will comply with the Act, the Rules and Regulations, the Exchange Act and the rules and regulations promulgated under the Exchange Act so as to permit the completion of sales of Shares as contemplated in this Agreement and in the Registration Statement and the Prospectus.

(c)          Notifications to the Agents.  The Company shall notify the Agents promptly, and shall confirm such notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for an amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or the initiation of any proceedings for such purposes or the threat thereof, (iv) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any amendment or supplement to the Prospectus or any Permitted Free Writing Prospectus in order to make the statements therein, in the light of the circumstances in which they were made, not misleading and (v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or any preliminary prospectus.  If at any time the Commission shall issue any such stop order suspending the effectiveness of the Registration Statement, the Company shall use its best efforts to obtain the withdrawal of such order at the earliest possible moment.  In connection with the offer and sale of the Shares pursuant to the Registration Statement, the Company shall use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424(b), 430A, 430B, 430C and 462(b) of the Rules and Regulations and to notify the Agents promptly of all such filings.

(d)          Executed Registration Statements.  The Company shall furnish to the Agents, without charge, an electronic copy of the signed Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act that is deemed to be incorporated by reference into the Prospectus).

(e)          Undertakings.  The Company shall comply with all the provisions of any undertakings contained or required to be contained in the Registration Statement.

(f)          Prospectus.  The Company shall furnish to the Agents, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Agents may reasonably request (to the extent not previously delivered or filed on EDGAR) via electronic mail in “.pdf” format and, at the Agents’ request, to furnish copies of the Prospectus to the Exchange and each other exchange or market on which sales of the Shares were or are expected to be effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market.  The Company consents to the use of the Prospectus and any amendment or supplement thereto by the Agents during the Prospectus Delivery Period.  If any Agent is required to deliver, under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Act, or after that time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, then, upon the request of such Agent, and at the Company’s own expense, the Company shall prepare and deliver to such Agent as many copies as such Agent may request of an amended Registration Statement or amended and supplemented Prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Act, as the case may be.

(g)          Permitted Free Writing Prospectuses.  The Company represents and agrees that it has not made and, unless it obtains the prior consent of the Agents, shall not make, any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, which is required to be retained by the Company under Rule 433 of the Rules and Regulations; provided that the prior written consent of the Agents hereto shall be deemed to have been given in respect of each of the free writing prospectuses set forth in Schedule 3 hereto.  Any such free writing prospectus consented to by the Agents is herein referred to as a “Permitted Free Writing Prospectus.”  The Company represents and agrees that (i) it has treated and shall treat, as the case may be, each Permitted Free Writing Prospectus as a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations and (ii) it has complied and shall comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including, without limitation, in respect of timely filing with the Commission, legending and record keeping.  The Company agrees not to take any action that would result in any Agent or the Company being required to file pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Agent that such Agent otherwise would not have been required to file thereunder.

(h)          Registration Statement Renewal Deadline.  If, immediately prior to the third anniversary of the initial effective date of the Registration Statement relating to the Shares (the “Renewal Deadline”), any of the Shares remain unsold by the Agents, the Company shall prior to the Renewal Deadline (i) file, if it has not already done so (subject to subsection (a) of this Section 3), a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Agents, (ii) use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline (if the Company is not then eligible to file an automatic shelf registration statement) and (iii) take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated herein and in the expired registration statement relating to the Shares.  References herein to the Registration Statement relating to the Shares shall include such new shelf registration statement.

(i)          Notice of Inability to Use Automatic Shelf Registration Statement Form.  If, at any time when the Shares remain unsold by the Agents, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the Rules and Regulations or otherwise ceases to be eligible to use the Registration Statement for the offer and sale of the Shares, the Company shall (i) promptly notify each Agent, (ii) promptly file a new registration statement or post-effective amendment to the existing Registration Statement on the proper form relating to the Shares, in a form reasonably satisfactory to each Agent and subject to subsection (a) of this Section 3, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify each Agent upon such effectiveness.  The Company shall take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated herein and in the Registration Statement that was the subject of the notice pursuant to Rule 401(g)(2) or for which the Company has otherwise become ineligible to use.  References herein to the Registration Statement relating to the Shares shall include such new registration statement or post-effective amendment, as the case may be.

(j)          Filing Fees.  The Company agrees to pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(k)          Compliance with Blue Sky Laws.  The Company shall cooperate with the Agents and counsel therefor in connection with the registration or qualification (or the obtaining of exemptions therefrom) of the Shares for the offering and sale under the securities or Blue Sky laws of such jurisdictions as the Agents may request, and to continue such registration or qualification in effect so long as necessary under such laws for the distribution of the Shares; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject (except service of process with respect to the offering and sale of the Shares).

(l)          Delivery of Financial Statements.  During the period of five years commencing on the later of the date hereof and the effective date of the Registration Statement for the distribution of the Shares, the Company shall furnish to each Agent (to the extent not available on EDGAR) copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and a copy of each annual or other report it shall be required to file with the Commission.

(m)         Availability of Earnings Statements.  The Company shall make generally available to holders of its securities and each Agent as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the date hereof, an earnings statement (which need not be audited but shall be in reasonable detail) covering the period of 12 months commencing after the date hereof, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

(n)          Reimbursement of Certain Expenses.  Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall pay, or reimburse if paid by any Agent, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including, without limitation, costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, each Permitted Free Writing Prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus (including the filing fees payable to the Commission relating to the Shares within the time required by Rule 456 of the Rules and Regulations), (ii) the preparation and delivery of certificates representing the Shares, (iii) the printing of this Agreement, (iv) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus, any preliminary prospectus and any Permitted Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Agents, (v) the listing of the Shares on the Exchange, (vi) any filings required to be made by the Agents with FINRA, and the reasonable fees, disbursements and other charges of counsel for the Agents in connection therewith up to $15,000, (vii) the registration or qualification of the Shares for offer and sale under the Act and the securities or Blue Sky laws of such jurisdictions designated pursuant to subsection (k) of this Section 3, including the fees, disbursements and other charges of counsel to the Agents in connection therewith, and, if requested by the Agents, the preparation and printing of preliminary, supplemental and final Blue Sky or Legal Investment memoranda, (viii) counsel to the Company, (ix) The Depository Trust Company and any other depositary, transfer agent or registrar for the Shares, (x) the Accountants, (xi) the marketing of the offering by the Company, including, without limitation, all costs and expenses of commercial airline tickets, hotels, meals and other travel expenses of officers, employees, agents and other representatives of the Company, (xii) the reasonable, documented out-of-pocket fees, disbursements and other charges of the Agents incurred in connection with the offering and (xiii) all fees, costs and expenses for consultants used by the Company in connection with the offering.

(o)          No Stabilization or Manipulation.  The Company shall not at any time, directly or indirectly (including, without limitation, through the subsidiaries), take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Act or otherwise, of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(p)          Use of Proceeds.  The Company shall apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds” and, except as disclosed in the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to the Agents or any affiliate of any Agent.

(q)          Clear Market.  The Company shall not offer to sell, sell, pledge, hypothecate, contract or agree to sell, purchase any option to sell, grant any option for the purchase of, lend, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to acquire shares of Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Act of any shares of the Common Stock without the prior written consent of the Agents, unless it gives the Agents at least three business days’ prior written notice specifying the nature and date of such proposed transaction.  Notwithstanding the foregoing, the Company may (i) register the offering and sale of the Shares through any Agent pursuant to this Agreement, (ii) issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (iii) issue shares of Common Stock or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company or (iv) issue shares of Common Stock pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of the Company.  If notice of a proposed transaction is provided by the Company pursuant to this subsection (q), either Agent may suspend activity of the transactions contemplated by this Agreement for such period of time as may be requested by the Company or as may be deemed appropriate by such Agent.

(r)          Stock Exchange Listing.  The Company shall use its best efforts to cause the Shares to be listed on the Exchange and to maintain such listing.

(s)          Additional Notices.  The Company shall notify each Agent immediately after it shall have received notice or obtained knowledge of any information or fact that would alter or affect any opinion, certificate, letter or any other document provided to the Agents pursuant to Section 4 below.

(t)          Representation Date Certificates.  Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than (x) a prospectus supplement relating solely to the offering of securities pursuant to the Registration Statement other than the Shares or (y) an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein), (ii) there is filed with the Commission an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, (iii) otherwise as any Agent may reasonably request and (iv) Shares are delivered to any Agent pursuant to a Terms Agreement (such commencement date, any such recommencement date, if applicable, and each such date referred to in clauses (i), (ii), and (iii) and (iv) above, a “Representation Date”), to furnish or cause to be furnished to each Agent forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to the Agents, to the effect that the statements contained in the certificate(s) referred to in Section 4(c) are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time and modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(u)          Company Counsel Legal Opinions.  On each Representation Date, the Company shall cause to be furnished to the Agents, dated as of such date and addressed to each Agent, in form and substance reasonably satisfactory to each Agent, the written opinion of Gibson, Dunn & Crutcher, LLP, outside counsel for the Company, as described in Section 4(d), but modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the time of delivery of such opinion.  In lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish the Agents with a letter (a “Reliance Letter”) to the effect that each Agent may rely on a prior opinion delivered under this Section 3(u) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(v)          Comfort Letters.  On each Representation Date, the Company shall cause the Accountants to deliver to the Agents the comfort letter(s) described in Section 4(f).

(w)          Due Diligence.  The Company shall reasonably cooperate with any reasonable due diligence review requested by the Agents or its counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) prior to the open of trading on each intended Purchase Date and any Time of Sale or Settlement Date, making available appropriate corporate officers of the Company and, upon reasonable request, representatives of the Accountants for an update on diligence matters with representatives of each Agent and its counsel and (ii) at each Representation Date or otherwise as any Agent may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of the Accountants for one or more due diligence sessions with representatives of the Agents and its counsel.

(x)          Reservation of the Shares.  The Company shall reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations hereunder.

(y)          Agent Trading.  The Company hereby consents to the Agents trading in the Common Stock for each Agent’s own account and for the account of its clients at the same time as sales of the Shares pursuant to this Agreement.

(z)          Deemed Representations and Warranties.  The Company hereby agrees that each acceptance by it of an offer to purchase Shares hereunder shall be deemed to be (i) an affirmation to the Agents that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date and (ii) an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such acceptance, such Time of Sale or such Settlement Date, as the case may be).

(aa)        Board Authorization.  Prior to delivering notice of the proposed terms of an Agency Transaction or a Principal Transaction pursuant to Section 1 (or at such time as otherwise agreed between the Company and the Agents), the Company shall, if applicable, have (i) obtained from its board of directors or a duly authorized subcommittee thereof all necessary corporate authority for the sale of the Shares pursuant to the relevant Agency Transaction or Principal Transaction, as the case may be, and (ii) provided to each Agent a copy of the relevant board resolutions or other authority.  In lieu of delivering such resolutions for dates subsequent to the commencement of the offering of the Shares under this Agreement, the Company may deliver an officer’s certificate indicating that any such previously-delivered board resolutions or authority remain in full force and effect.

(bb)        Offer to Refuse to Purchase.  If to the knowledge of the Company any condition set forth in Section 4(a) of this Agreement shall not have been satisfied on the applicable Settlement Date, the Company shall offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by an Agent the right to refuse to purchase and pay for such Shares.

(cc)         Exchange Act Reports.  The Company shall, subject to subsection (a) of this Section 3, (i) timely file all reports and any definitive proxy or information statements required to be filed by the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for the duration of the Prospectus Delivery Period and (ii) disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K a summary detailing, for the relevant reporting period, the number of Shares sold through or to the Agents under this Agreement, the net proceeds received by the Company from such sales and the compensation paid by the Company to the Agents with respect to such sales.  In lieu of compliance with the requirement set forth in clause (ii) of the immediately preceding sentence, the Company may prepare a prospectus supplement with such summary information and, at least once a quarter and subject to subsection (a) of this Section 3, file such prospectus supplement pursuant to Rule 424(b) under the Act (and within the time periods required by Rule 424(b) and Rule 430A, 430B or 430C under the Act).

(dd)        Recognition of the U.S. Special Resolution Regimes.  In the event that an Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime (defined below) if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.  In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of an Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.  “BHC Act Affiliate” shall mean “affiliate” as defined in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).  “Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).  “Default Right” shall mean default right as defined and interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.  “U.S. Special Resolution Regime” shall mean each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

4.           Conditions of the Obligations of the Agents.  The obligations of each Agent hereunder are subject to (i) the accuracy of the representations and warranties of the Company on the date hereof, on each Representation Date and as of each Time of Sale and Settlement Date, (ii) the performance of the Company of its obligations hereunder and (iii) the following additional conditions:

(a)          No Stop Orders, Requests for Information.  (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or are, to the knowledge of the Company, threatened by the Commission, and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Act objecting to use of the automatic shelf registration statement form (ii) no order suspending the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction and (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus (other than (x) a prospectus supplement relating solely to the offering of securities pursuant to the Registration Statement other than the Shares or (y) an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein) shall have been filed unless a copy thereof was first submitted to the Agents and each Agent did not reasonably object thereto within a reasonable time.

(b)          No Material Adverse Changes.  Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, except as described in the Registration Statement and the Prospectus, there shall not have been a Material Adverse Change.

(c)          Officer’s Certificates.  The Agents shall have received, on each Representation Date, one or more accurate certificates, dated such date and signed by an executive officer of the Company, in form and substance reasonably satisfactory to each Agent, to the effect set forth in clauses (a) and (b) above and to the effect that:

(i)          each signer of such certificate has carefully examined the Registration Statement, the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and each Permitted Free Writing Prospectus, if any;

(ii)         as of such date and as of each Time of Sale subsequent to the immediately preceding Representation Date, if any, neither the Registration Statement, the Prospectus nor any Permitted Free Writing Prospectus contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)        each of the representations and warranties of the Company contained in this Agreement are, as of such date and each Time of Sale subsequent to the immediately preceding Representation Date, if any, true and correct; and

(iv)        each of the covenants and agreements required herein to be performed by the Company on or prior to such date has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to such date has been duly, timely and fully complied with.

(d)          Opinions of Counsel to the Company.  The Agents shall have received, on each Representation Date, an opinion and negative assurance letter of Gibson, Dunn & Crutcher, LLP, outside counsel for the Company, each dated such date and addressed to each Agent, in form and substance satisfactory to each Agent.

(e)          Opinion of Counsel to the Agents.  The Agent shall have received, on each Representation Date, a negative assurance letter of Dorsey & Whitney LLP, outside counsel for the Agents, dated such date and addressed to each Agent, in form and substance reasonably satisfactory to each Agent.

(f)          Accountants’ Comfort Letter.  The Agents shall have received, on each Representation Date, letters dated such date and addressed to each Agent, in form and substance reasonably satisfactory to each Agent, (i) confirming that the Accountants are an independent registered public accounting firm within the meaning of the Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and information of the type ordinarily included in accountants’ “comfort letters” to sales agents in connection with registered “at the market” offerings with respect to the audited and unaudited financial statements and certain other financial information contained or incorporated by reference in the Registration Statement and the Prospectus (the first such letter, the “Initial Comfort Letter”) and (iii) in the case of any such letter after the Initial Comfort Letter, updating the Initial Comfort Letter with any information that would have ordinarily been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, as amended or supplemented to the date of such letter.

(g)          Due Diligence.  The Company shall have complied with all of its due diligence obligations required pursuant to Section 3(w).

(h)         Compliance with Blue Sky Laws.  The Shares shall be qualified for sale in such states and jurisdictions as the Agents may reasonably request, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the relevant Representation Date.

(i)          Stock Exchange Listing.  The Shares shall have been duly authorized for listing or quotation on the Exchange, subject only to notice of issuance at or prior to the applicable Settlement Date.

(j)          Regulation M.  The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

5.           Indemnification.

(a)          Indemnification of the Agents.  The Company shall indemnify and hold harmless each Agent, the directors, officers, employees, counsel, affiliates and agents of each Agent and each person, if any, who controls each Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, without limitation, any and all investigative, legal and other expenses reasonably incurred in connection with any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rules 430A, 430B or 430C, as applicable, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by each Agent and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to each Agent furnished in writing to the Company by such Agent expressly for inclusion in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, which constitutes the information set forth in Schedule 2 hereto.  This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b)          Indemnification of the Company.  An Agent shall indemnify and hold harmless the Company, the directors, officers, employees, counsel and agents and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Agent, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Agent furnished in writing to the Company by such Agent expressly for inclusion in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus.  This indemnity will be in addition to any liability that such Agent might otherwise have.

(c)          Indemnification Procedures.  Any party that proposes to assert the right to be indemnified under this Section 5 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 5, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 5 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party.  If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense.  The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties.  It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties; provided that, for the purposes hereof, each state, province or similar political subdivision within a country will be considered a separate jurisdiction.  All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred.  An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed).  No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 5 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 5(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)          Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 5 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or an Agent, the Company and such Agent shall contribute to the total losses, claims, liabilities, expenses and damages (including, without limitation, any investigative, legal and other expenses reasonably incurred in connection with and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than such Agent, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and such Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and an Agent on the other hand.  The relative benefits received by the Company on the one hand and an Agent on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the sum of (i) the total compensation to such Agent pursuant to Section 1(a)(vii) (in the case of one or more Agency Transactions hereunder) and (ii) the underwriting discounts and commissions received by such Agent as set forth in the table on the cover page of the Prospectus (in the case of one or more Principal Transactions pursuant to Terms Agreements).  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and such Agent, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering.  Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or an Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this subsection (d) shall be deemed to include, for purpose of this subsection (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the sum of (i) the total compensation to such Agent pursuant to Section 1(a)(vii) (in the case of one or more Agency Transactions hereunder) and (ii) the underwriting discounts and commissions received by such Agent as set forth in the table on the cover page of the Prospectus (in the case of one or more Principal Transactions pursuant to Terms Agreements), and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this subsection (d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof.  Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this subsection (d), will notify any such party from whom contribution may be sought, but the omission so to notify will not relieve the party from whom contribution may be sought from any other obligation it may have under this subsection (d).  No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e)          Survival.  The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of an Agent and each person, if any, who controls such Agent or any such affiliate within the meaning of the Act; and the obligations of each Agent under this Section 5 shall be in addition to any liability which it may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act. The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Company and each Agent contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Company or an Agent, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

6.           Termination.

(a)          The Company may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Agents. Any such termination shall be without liability of any party to the other party, except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of the Agents, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 2, 3(n), 5, 7(c), 7(e) and 7(h) of this Agreement shall remain in full force and effect notwithstanding such termination.  In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement (including the terms of this Agreement incorporated by reference therein) may not be terminated by the Company without the prior written consent of the Agents.

(b)          Any Agent may terminate this Agreement as to itself in its sole discretion at any time upon giving prior written notice to the Company and the other Agent.  Any such termination shall be without liability of any party to the other party, except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of the terminating Agent, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 2, 3(n), 5, 7(c), 7(e) and 7(h) of this Agreement shall remain in full force and effect notwithstanding such termination.  In the case of any purchase by an Agent pursuant to a Terms Agreement, such Agent may, by written notice to the Company, terminate its obligations pursuant to such Terms Agreement at any time prior to or on the Settlement Date if, since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement and the Prospectus:

(i)          trading of the Common Stock shall have been suspended on the Exchange;

(ii)         trading generally shall have been suspended or limited on or by, as the case may be, any “national securities exchange” (as defined in the Exchange Act), or minimum or maximum prices shall have been generally established on any such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority;

(iii)        a general banking moratorium shall have been declared by federal or New York authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States;

(iv)        the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other national calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus; or

(v)         if the Company or any of the subsidiaries shall have sustained a loss material or substantial to the Company or any of the subsidiaries by reason of flood, fire, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus; or

(vi)        if there shall have been a Material Adverse Change.

(c)          This Agreement shall remain in full force and effect until the earliest to occur of (A) termination of this Agreement pursuant to subsection (a) or (b) above or otherwise by mutual written agreement of the parties, and (B) such date that the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement (including, without limitation, one or more Terms Agreements pursuant hereto) equals the Maximum Amount, in each case except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of an Agent, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 2, 3(n), 5, 7(c), 7(e) and 7(h) of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)          Any termination of this Agreement shall be effective on the date specified in the notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 1 (in the case of an Agency Transaction) or in accordance with the relevant Terms Agreement (in the case of a Principal Transaction).

7.           Miscellaneous.

(a)          Notices.  Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied (i) if to the Company, at the office of the Company, 200 South Wacker Drive, Suite 2100, Chicago, Illinois 60606 (FAX: (312) 489-5899), Attention: General Counsel, or (ii) if to (A) BMO, at the offices of BMO Capital Markets Corp., 151 W 42nd Street, New York, New York 10036, Attention: Equity Capital Markets desk, with a copy to the Legal Department (Fax: (212) 702-1205) and (B) RBC, at the offices of RBC Capital Markets, LLC, Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, Brookfield Place, New York, New York, NY 10281, Attention: Andrew Jones (email: Andrew.jones@rbccm.com).  Any such notice shall be effective only upon receipt.  Any notice under Section 5 may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing (which may include, in the case of the Agents, electronic mail to any Authorized Company Representative).

(b)         [Intentionally Omitted]

(c)          Survival of Representations and Warranties.  All representations, warranties and agreements of the Company and the Agents contained herein or in certificates or other instruments delivered pursuant hereto (including, without limitation, any Terms Agreement) shall remain operative and in full force and effect, as of their respective dates, regardless of any investigation made by or on behalf of the Company or the Agents or any of their controlling persons and shall survive delivery of and payment for the Shares hereunder.

(d)          Disclaimer of Fiduciary Relationship.  The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the terms of the offering and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and each Agent, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, each Agent owes no fiduciary duties to the Company or its securityholders, creditors, employees or any other party, (iii) no Agent has assumed nor will it assume any advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares contemplated by this Agreement or the process leading thereto (irrespective of whether an Agent or its affiliates has advised or is currently advising the Company on other matters) and no Agent has any obligation to the Company with respect to the offering of the Shares contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) an Agent and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (v) no Agent has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(e)          Governing Law.  THIS AGREEMENT AND EACH TERMS AGREEMENT, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING UNDER OR RELATED TO THIS AGREEMENT OR SUCH TERMS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.  Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement or any Terms Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.

(f)          Counterparts.  This Agreement and each Terms Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(g)          Survival of Provisions Upon Invalidity of Any Single Provision.   In case any provision in this Agreement or any Terms Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)          Waiver of Jury Trial.  Each of the Company and each Agent hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

(i)          Titles and Subtitles.  The titles of the sections and subsections of this Agreement and any Terms Agreement are for convenience and reference only and are not to be considered in construing this Agreement or such Terms Agreement.

(j)          Entire Agreement.  Other than the terms set forth in each Agency Transaction Notice delivered hereunder and each Terms Agreement executed and delivered pursuant hereto, this Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.  Neither this Agreement nor any Terms Agreement may be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Agents and the Company.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement between the Company and each Agent.

Very truly yours,

COEUR MINING, INC.

By:	/s/ Mitchell J. Krebs
	Name:	Mitchell J. Krebs
	Title:	President and Chief Executive Officer

Accepted and agreed as of
the date first above written:

BMO CAPITAL MARKETS CORP.

By:	/s/ Brad Pavelka
Name: Brad Pavelka
Title: Managing Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Michael Ventura
Name: Michael Ventura
Title: Managing Director

SCHEDULE 1

AUTHORIZED COMPANY REPRESENTATIVES

1.	Thomas S. Whelan, Senior Vice President and Chief Financial Officer

2.	Anne Beckelheimer, Vice President, Tax and Treasurer

SCHEDULE 2

INFORMATION SUPPLIED BY AGENTS

Each Agent’s name and the statement that such Agent will not engage in any transactions that stabilize the price of the Common Stock appearing in the last sentence of the first paragraph under the caption “Plan of Distribution” in the Prospectus Supplement.

SCHEDULE 3

ISSUER FREE WRITING PROSPECTUSES

None.

SCHEDULE 2(cc)

Technical Reports

Mine	Technical Report Filing Date
Palmarejo Operations, Mexico, Technical Report Summary, effective December 31, 2021	February 16, 2022
Rochester Operations, Nevada, Technical Report Summary, effective December 31, 2021	February 16, 2022
Kensington Gold Operations, Alaska, Technical Report Summary, effective December 31, 2021	February 16, 2022
Wharf Operations, South Dakota, Technical Report Summary, effective December 31, 2021	February 16, 2022

EXHIBIT A

[Coeur Mining, Inc. Letterhead]

[_______], 20[__]

BMO Capital Markets Corp.
151 W 42nd Street
New York, NY 10036

RBC Capital Markets, LLC
200 Vesey Street, 8th Floor
Brookfield Place New York
New York, New York 10281

VIA EMAIL

AGENCY TRANSACTION NOTICE

Ladies and Gentlemen:

The purpose of this Agency Transaction Notice is to propose certain terms of the Agency Transaction entered into with [BMO Capital Markets Corp.][RBC Capital Markets, LLC] under, and pursuant to, that certain ATM Equity Offering Sales Agreement between the Company and BMO Capital Markets Corp. and RBC Capital Markets, LLC, dated February 23, 2023 (the “Agreement”).  Please indicate your acceptance of the proposed terms below.  Upon acceptance, the particular Agency Transaction to which this Agency Transaction Notice relates shall supplement, form a part of, and be subject to, the Agreement.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

The terms of the particular Agency Transaction to which this Agency Transaction Notice relates are as follows:

Trading Day(s) on which Shares may be Sold:	[_______], 20[__], [_______], 20[__] . . . [_______], 20[__]

Maximum Number of Shares to be Sold in the Aggregate:	[_______]

Maximum Number of Shares to be Sold on each Trading Day:	[_______]

Floor Price:	USD[__.__]

[Remainder of Page Intentionally Blank]

Very truly yours,

COEUR MINING, INC.

By:
Name:
Title:

Accepted and agreed as of
the date first above written:

[BMO CAPITAL MARKETS CORP.]

[RBC CAPITAL MARKETS, LLC]

By:
Name:
Title:

EXHIBIT B

COEUR MINING, INC.

Common Stock

TERMS AGREEMENT

[_______], 20[__]

BMO Capital Markets Corp.
151 W 42nd Street
New York, NY 10036

RBC Capital Markets, LLC
200 Vesey Street, 8th Floor
Brookfield Place New York
New York, New York 10281

Ladies and Gentlemen:

Coeur Mining, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, in Schedule hereto and in the ATM Equity Offering Sales Agreement, dated February 23, 2023 (the “Sales Agreement”), between the Company and BMO Capital Markets Corp. (“BMO”) and RBC Capital Markets, LLC (“RBC”), to issue and sell to [BMO][RBC] [_______] shares of the Company’s common stock, par value $[_.__] per share (the “Purchased Shares”)[, and, solely for the purpose of covering over-allotments, to grant to [BMO][RBC] the option to purchase an additional [_______] shares of such common stock (the “Additional Shares”)]. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

[BMO][RBC] shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares at the same purchase price per share to be paid by [BMO][RBC] to the Company for the Purchased Shares.  This option may be exercised by [BMO][RBC] at any time (but not more than once) on or before the thirtieth day following the date of this Terms Agreement, by written notice to the Company.  Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date, the “Option Settlement Date”); provided, however, that the Option Settlement Date shall not be earlier than the Settlement Date (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  Payment of the purchase price for the Additional Shares shall be made at the Option Settlement Date in the same manner and at the same office as the payment for the Purchased Shares.]

Each of the provisions of the Sales Agreement not specifically related to the solicitation by [BMO][RBC], as agent of the Company, of offers to purchase Shares in Agency Transactions is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares], in the form heretofore delivered to [BMO][RBC] is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Schedule hereto and subject the terms and conditions of the Sales Agreement incorporated herein as provided in the second immediately preceding paragraph, the Company agrees to issue and sell to [BMO][RBC], and [BMO][RBC] agrees to purchase from the Company, the Purchased Shares at the time and place and at the purchase price set forth in the Schedule hereto.

[Remainder of Page Intentionally Blank]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Sales Agreement incorporated herein by reference, shall constitute a binding agreement between [BMO][RBC] and the Company.

COEUR MINING, INC.

By:
Name:
Title:

Accepted and agreed as of
the date first above written:

[BMO CAPITAL MARKETS CORP.]

[RBC CAPITAL MARKETS, LLC]

By:
Name:
Title:

Schedule to Terms Agreement

[Price to Public:
USD[__.__] per share]

Purchase Price by [BMO][RBC]:
USD[__.__] per share

Method of and Specified Funds for Payment of Purchase Price:
[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

To [BMO’s][RBC’s] account, or the account of [BMO’s][RBC’s] designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.

Settlement Date:
[_______], 20[__]

Closing Location:
[_______]

Documents to be Delivered:

The following documents referred to in the Sales Agreement shall be delivered as a condition to the closing (which documents shall be dated on or as of the date of the Terms Agreement to which this Scheduled is annexed):

•	the officer’s certificate referred to in Section 4(c);

•	the legal opinions referred to in Section 4(d) and (e);

•	the “comfort letter” referred to in Section 4(f); and

•	such other documents as [BMO][RBC] shall reasonably request.

[Indemnity:
[_______]]

[Lockup:
In addition to, and without limiting the generality of, the covenant set forth in Section 3(q) of the Sales Agreement, [________].]